UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

CM Finance Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT NOTICE REGARDING YOUR INVESTMENT

CM FINANCE INC

601 Lexington Avenue, 26th Floor, New York, NY 10022

October 24, 2016

Dear Shareholder:

CM Finance Inc recently sent to you proxy materials regarding the upcoming Annual Meeting of Shareholders the (“Annual Meeting”). Your important proxy vote is needed on proposals affecting CM Finance Inc. The Annual Meeting is scheduled to be held on Thursday, November 3, 2016 at the offices of Sutherland Asbill & Brennan LLP, The Grace Building, 40th Floor, 1114 Avenue of the Americas, New York, NY 10036 at 10:00 a.m. Eastern Standard Time.

CM FINANCE INC’ RECORDS INDICATE THAT YOU HAVE NOT YET VOTED. PLEASE TAKE A MOMENT NOW TO CAST YOUR IMPORTANT VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

Detailed information about the Annual Meeting and the proposals can be found in the proxy statement. To simplify matters we have included an additional copy of your proxy card(s) for your convenience. Should you have any questions about the proposals, or about how to vote, please call 1-800-893-5865.

Thank you in advance for your attention to this important matter.

Sincerely,

Michael C. Mauer

Chairman of the Board

And Chief Executive Officer

Voting is easy. Please take a moment now to cast your vote using one of the voting options listed below:

1.	Vote by Phone. Simply dial the toll-free number located on the enclosed proxy card. Please have the proxy card available at the time of the call.

2.	Vote via the Internet. Simply visit the website indicated on the enclosed proxy card and follow the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

OBO-11066